SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

RevenueShares ETF Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

RevenueShares Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)

I am calling on behalf of a current investment with the RevenueShares Funds.

Financials Sector Fund
I wanted to confirm that you have received the proxy material for the Special Meetings of Shareholders scheduled for November 13, 2015.

All Other Funds
I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled for November 13, 2015.

Have you received the information?
(Pause for response)

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.
The Board of Trustees is recommending a vote “In Favor” of all proposals.

If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone.
However, the Board of Trustees is recommending a vote “In Favor” of all proposals.

Would you like to vote along with the Board’s recommendation?
(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the RevenueShares Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). For confirmation purposes:
ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on this confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-8-15

RevenueShares Funds Level I Alternative Outreach Communications (AST VOICE)

(Start of Campaign Script)
Hello.  This call is regarding your investment in the RevenueShares Funds.  You should have recently received or will be receiving proxy material related to the Meeting of Shareholders scheduled for November 13th.  Shareholders are being asked to vote on very important matters concerning the RevenueShares Funds.  If you are a Financials Sector Fund Shareholder you will receive multiple ballots as you are voting at two meetings.  For your convenience, we are offering you a quick way of voting your proxy which will help us meet the shareholder meeting objectives.
(Pause and listen 2 seconds)

This process is simple and will only take a few moments of your time.  To cast your vote, please press 1 now.
(Pause and listen 2 seconds)

If you have any questions about the Meeting or would like another copy of the proxy material, please press 2 now.  For more information about your investment with the RevenueShares Funds please press 3 now.
(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 3]
“As of September 30, 2015 you owned one or more investments in the RevenueShares Funds.  Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.
(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 5]
Thank you for your consideration. Goodbye.

If you received this message on your answering machine you may contact us toll free at 1-866-387-9392 from 9am to 10pm Eastern Time, Monday through Friday.

ANSWERING MACHINE SCRIPT FOR AOC

Hello.  We are calling on behalf of your investment with the RevenueShares Funds.  The Meeting of Shareholders is scheduled to take place on November 13th and our records indicate that your vote has not been registered.  To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-866-387-9392 between the hours of 9am and 10pm Eastern Time, Monday through Friday.

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-15-15

EXCHANGE TRADED FUND PROXY FACT SHEET FOR: REVENUESHARES FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 30, 2015	STRADLEY RONON STEVENS & YOUNG, LLP ONE COMMERCE SQUARE 2005 MARKET STREET, SUITE 2600 PHILADELPHIA, PENNSYLVANIA 19103
Mail Date	OCTOBER 8, 2015
Meeting Date	NOVEMBER 13, 2015
Meeting Times	2:00PM EST & 2:30PM EST
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 3	Inbound Line	1-866-387-9392
Cusip Number	SEE PAGE 3	Website	www.revenueshares.com
What are shareholders being asked to vote on?

2.	To elect a Board of Trustees of the Trust (the “Board”).
BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

1.
Approve a new investment advisory agreement (the “New Agreement”) between the Trust, on behalf of each Fund, and VTL Associates, LLC (“VTL”), the current investment adviser to each Fund.  Appendix A contains the form of the New Agreement.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

PROPOSAL 2: To elect a Board of Trustees of the Trust (the “Board”).

NOMINEE	YEAR OF BIRTH	OFI PORTFOLIOS OVERSEEN
Sam Freedman	1940	55
Jon S. Fossel	1942	55
Richard F. Grabish	1948	55
Beverly L. Hamilton	1946	55
Victoria J. Herget	1951	55
Robert J. Malone	1944	55
F. William Marshall, Jr.	1942	59
Karen L. Stuckey	1953	55
James D. Vaughn	1945	55
Arthur P. Steinmetz	1958	109

Why are shareholders being asked to elect a Board?

Each of the 10 Nominees currently serves as a trustee to certain other open-end funds advised by OppenheimerFunds, Inc.  If these Nominees are elected and the Transaction is consummated, they would replace the current Board.  Changing the composition of the Board, should the Nominees be elected and the Transaction is consummated, will conform the Board’s composition to the boards of trustees to certain of the other funds that OppenheimerFunds, Inc. currently manages.  The Board has reviewed the qualifications and backgrounds of the Nominees and concluded that the Nominees are experienced with the oversight of investment companies, and with OppenheimerFunds, Inc. and the Oppenheimer Funds, Inc. fund complex.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES

For Internal Distribution Only	Page 1

PROPOSAL 1: Approve a new investment advisory agreement (the “New Agreement”) between the Trust, on behalf of each Fund, and VTL Associates, LLC (“VTL”), the current investment adviser to each Fund.  Appendix A contains the form of the New Agreement.

Why are shareholders being asked to approve a new investment advisory agreement between the Trust, on behalf of each fund, and VTL Associates, LLC?

The Board is proposing the approval of the New Agreement because the current investment advisory agreement for each Fund will terminate upon completion of the Transaction.  The completion of the Transaction will result in a change in control of VTL, and thus the assignment and automatic termination of the Current Agreement.  Therefore, in order to provide for continuity in the management of the Funds, Shareholders of each Fund are being asked to approve the New Agreement.

Can you provide me with additional information about the Transaction?

On September 4, 2015, VTL, the current investment adviser to each Fund, entered into an agreement with OppenheimerFunds, Inc., pursuant to which OppenheimerFunds, Inc. will acquire VTL.  Pursuant to the Acquisition Agreement, OppenheimerFunds, Inc. will acquire all of the equity interests of VTL.  The parties expect the Transaction to be completed sometime during the fourth quarter of 2015 or as soon as practicable thereafter.

How will the Transaction and new investment advisory agreement affect my fund shares?

Your Fund and its investment objectives will not change as a result of the completion of the Transaction, and you will still own the same shares in the same Fund.

What are the potential benefits to the funds as a result of the Transaction?

Potential benefits to the Funds as a result of the Transaction include OppenheimerFunds, Inc.’s intention to devote additional business resources to the Funds and increased distribution capabilities attendant to the appointment of OppenheimerFunds Distributors, Inc. as the Funds’ principal underwriter, pursuant to a Distribution Agreement that the Board approved on September 21, 2015.  Any resulting growth of Fund assets may produce economies of scale that could benefit shareholders of the Funds.  However, it is possible that Fund assets will not grow and the Funds will not achieve economies of scale.

Will fees increase as a result of the new investment advisory agreement?

The Proposal to approve the New Agreement does not seek any increase in fees.

Will the people who handle the day-to-day management of my fund change as a result of the new agreement?

The portfolio managers who currently provide day-to-day management of the Funds through Index Management Solutions, LLC, the current sub-adviser to each Fund and a wholly owned subsidiary of VTL, will continue to manage the Funds as employees of VTL.  Accordingly, there are no anticipated changes in the portfolio managers of the Funds in connection with the Transaction.

Will Index Management Solutions, LLC continue as the funds’ sub-advisor?

Upon the Closing, Index Management Solutions, LLC, the sub-adviser to each Fund and a wholly owned

For Internal Distribution Only	Page 2

subsidiary of VTL, will transfer all personnel and investment advisory functions to VTL, and will no longer serve as sub-adviser to the Funds.  It is expected that the Funds’ current portfolio managers will continue as employees of VTL and will provide uninterrupted management of the Funds following the Closing for so long as they choose to remain employees of VTL.  In the event that they choose not to remain employed by VTL, VTL and OppenheimerFunds, Inc. will identify appropriate replacements.

How does the new agreement differ from the current agreement?

The New Agreement is similar to the investment advisory agreements used by other funds OppenheimerFunds, Inc. manages.  Under the New Agreement, VTL will provide substantially the same services as under the Current Agreement at the same advisory fee rate schedule.

If approved, how long will the new agreement remain in effect?

If approved by Shareholders of a Fund, then the New Agreement will remain in force for an initial term of two years from the date of its execution.  Thereafter, if not terminated, the New Agreement will continue in effect from year to year only if such continuance is specifically approved at least annually by both (i) the vote of a majority of the Board or the vote of a “majority of the outstanding voting securities” of the Fund, and (ii) the vote of a majority of the members of the Board who are not “interested persons,” as defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

What will happen if shareholders do not approve the new agreement?

If the New Agreement is not approved by Shareholders of a Fund, the Board will take such action as it deems necessary and in the best interests of that Fund and its Shareholders, which may include further solicitation of Shareholders.  The approval of a New Agreement by the Shareholders of one Fund is not contingent upon the approval of a New Agreement by the Shareholders of any other Fund.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

Why are there 2 separate meetings being held?

Shareholders of ALL Funds will vote on Proposal 2 at the first Meeting. Shareholders of each Fund EXCEPT the RevenueShares Financials Sector Fund will vote on Proposal 1 at the first Meeting, and Shareholders of the RevenueShares Financials Sector Fund will vote on Proposal 1 at the second Meeting.

FUND	CUSIP	TICKER
RevenueShares Large Cap Fund	761396100	RWL
RevenueShares Mid Cap Fund	761396209	RWK
RevenueShares Small Cap Fund	761396308	RWJ
RevenueShares ADR Fund	761396605	RTR
RevenueShares Navallier Overall A-100 Fund	761396704	RWV
RevenueShares Global Growth Fund	761396878	RGRO
RevenueShares Ultra Dividend Fund	761396886	RDIV
RevenueShares Financials Sector Fund	763196506	RWW

For Internal Distribution Only	Page 3

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/RevenueShares.pdf

For Internal Distribution Only	Page 4